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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NitroMed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NITROMED, INC.
45 HAYDEN AVENUE, SUITE 3000
LEXINGTON, MASSACHUSETTS 02421

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2007

To our stockholders:

        We invite you to attend the 2007 Annual Meeting of Stockholders of NitroMed, Inc. which will be held on Friday, May 25, 2007 at 1:00 p.m., local time, at the offices of NitroMed, 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421. At the meeting, stockholders will consider and vote on the following matters:

  1.
  To elect ten (10) members to serve on our board of directors.

  2.
  To ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 4, 2007 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

        We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope has been enclosed for your convenience. If you attend the meeting, you may revoke your proxy and vote your shares in person.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

JAMES G. HAM, III Secretary
Lexington, Massachusetts April 25, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

NITROMED, INC.
45 HAYDEN AVENUE, SUITE 3000
LEXINGTON, MASSACHUSETTS 02421

PROXY STATEMENT

for the 2007 Annual Meeting of Stockholders
to be held on May 25, 2007

        This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of NitroMed, Inc. (also referred to in this proxy statement as the "Company," "NitroMed," "we" or "us") for use at the 2007 Annual Meeting of Stockholders to be held on Friday, May 25, 2007 at 1:00 p.m., local time, at the offices of NitroMed, 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421, and any adjournment thereof.

        All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our secretary or by appearing at the meeting and voting in person.

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2006 is being mailed to stockholders with the mailing of these proxy materials on or about April 25, 2007.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to James G. Ham, III, vice president, chief financial officer, treasurer and secretary, NitroMed, Inc., 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421.

VOTING SECURITIES AND VOTES REQUIRED

        Stockholders of record at the close of business on April 4, 2007 will be entitled to notice of and to vote at the annual meeting. As of that date, 37,476,145 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

        The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

        Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the ratification of Ernst & Young LLP as our independent registered public accounting firm, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of ADP Investor Communications Services, our proxy tabulator. James G. Ham III, our vice president, chief financial officer, secretary and treasurer, will serve as the inspector of elections at the annual meeting.

        Shares which abstain from voting as to a particular matter, and shares held in "street name" by banks or brokerage firms who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as "broker non-votes," will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting, but will be counted for the purpose of determining whether a quorum exists.

        Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of the ratification of Ernst & Young LLP as our independent registered public accounting firm and in favor of any other items that may properly come before the meeting. If the shares you own are held in "street name," the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in "street name," you will need to follow the directions your bank or brokerage firm provides you.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, NitroMed, Inc., 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421, telephone: (781) 266-4000. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2007 by:

  •
  each person or entity that beneficially owns more than 5% of the outstanding shares of our common stock;

  •
  each of our directors;

  •
  each of our executive officers named below under the heading "Compensation of Executive Officers and Directors—Summary Compensation Table," whom we refer to as our named executive officers; and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner(1)	Number of Shares Owned	+	Common Stock Underlying Options Exercisable Within 60 Days	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Funds Managed by HealthCare Ventures, L.L.C.(3) Nassau Street, Second Floor Princeton, NJ 08837	3,239,598		—		3,239,598	8.7%
Rho Ventures(4) 152 West 57th Street, 23rd Floor New York, NY 10019	5,397,711		—		5,397,711	14.5%
Invus Public Equities, L.P. 135 East 57th St., 28th Floor New York, NY 10022(5)	4,989,024		—		4,989,024	13.4%
Named Executive Officers and Directors
Kenneth M. Bate(6)	—		188,889		188,889	*
Lawrence E. Bloch, M.D.(7)	1,034		—		1,034	*
Jane A. Kramer	—		54,455		54,455	*
L. Gordon Letts, Ph.D.	123,817		307,225		431,042	1.1%
Michael D. Loberg, Ph.D.(8)	364,261		—		364,261	1.0%
Michael Sabolinski, M.D.(9)	—		139,475		139,475	*
Robert S. Cohen	—		52,500		52,500	*
Frank L. Douglas, M.D., Ph.D.	—		15,000		15,000	*
Zola Horovitz, Ph.D.	—		52,500		52,500	*
Argeris N. Karabelas, Ph.D.(10)	1,403,460		406,249		1,809,709	4.8%
Mark Leschly(11)	5,421,455		27,500		5,448,955	14.6%
John W. Littlechild(12)	3,306,360		29,375		3,335,735	8.9%
Joseph Loscalzo, M.D., Ph.D.	3,449		105,500		108,949	*
Davey S. Scoon	—		35,000		35,000	*
Christopher J. Sobecki(13)	4,989,024		—		4,989,024	13.4%
All directors and executive officers as a group (16 persons)	15,251,872		1,587,293		16,839,165	43.3%

*
Less than 1% of our outstanding common stock.

(1)
Unless otherwise indicated, the address of each stockholder is c/o NitroMed, Inc., 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

(2)
Percentage of beneficial ownership is based on 37,259,870 shares of our common stock outstanding as of February 28, 2007. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of February 28, 2007, are deemed outstanding for purposes of computing the percentage of the person holding such options, but are not deemed outstanding for purposes of computing the percentage for any other person.

(3)
Consists of 1,240,788 shares of common stock held by HealthCare Ventures V, L.P. and 1,998,810 shares of common stock held by HealthCare Ventures VI, L.P. Mr. Littlechild, a director of NitroMed, is a general partner of HealthCare Partners V, L.P. (which is the general partner of HealthCare Ventures V, L.P.) and HealthCare Partners VI, L.P. (which is the general partner of

  HealthCare Ventures VI, L.P.). Mr. Littlechild disclaims beneficial ownership of the shares held by each of the funds managed by HealthCare Ventures, L.L.C., except to the extent of his pecuniary interest therein.

(4)
Consists of 2,647,802 shares of common stock held by Rho Management Trust II, 450,376 shares of common stock held by Rho Management Trust III, 77,932 shares of common stock held by Rho Investment Partners "H" L.P., 21,145 shares of common stock held by Rho Management Partners L.P., 378,884 shares of common stock held by Rho Ventures IV L.P., 891,990 shares of common stock held by Rho Ventures IV (QP) L.P. and 929,582 shares of common stock held by Rho Ventures IV GmbH & Co., Beteiligungs KG. Mr. Leschly, a director of NitroMed, is a managing member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a managing director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a managing partner of the investment advisor to Rho Management Trust II. Mr. Leschly disclaims beneficial ownership of the shares held by each of the funds managed by Rho Capital Partners, Inc. except to the extent of his pecuniary interest therein.

(5)
Consists of 4,989,024 shares of common stock held by Invus Public Equities, L.P. Mr. Sobecki, a director of NitroMed, is managing director of The Invus Group, LLC, which is an affiliate of Invus Public Equities, L.P. Mr. Sobecki disclaims beneficial ownership of the shares held by Invus Public Equities, L.P., except to the extent of his pecuniary interest therein.

(6)
Mr. Bate served as our chief financial officer, chief operating officer, treasurer and secretary from March 20, 2006 until January 19, 2007, on which date Mr. Bate was elected our president and chief executive officer and was also elected a director.

(7)
Dr. Bloch ceased to serve as our chief financial officer, chief business officer, treasurer and secretary on March 20, 2006. The shares listed in this table are based upon information furnished to us by Dr. Bloch in February 2006.

(8)
Dr. Loberg ceased to serve as our president and chief executive officer on March 20, 2006. The shares listed in this table are based upon information furnished to us by Dr. Loberg in February 2006 and include 72,776 shares of common stock held in trust for the benefit of Dr. Loberg's children, of which Dr. Loberg disclaimed beneficial ownership except to the extent of his pecuniary interest therein.

(9)
Dr. Sabolinski ceased to serve as our chief medical officer on March 31, 2007.

(10)
Includes 1,332,856 shares of common stock held by funds managed by Care Capital LLC. Dr. Karabelas, a director of NitroMed, is a partner of Care Capital LLC. Dr. Karabelas disclaims beneficial ownership of the shares held by each of the funds of NitroMed managed by Care Capital LLC, except to the extent of his pecuniary interest therein. Dr. Karabelas served as our interim president and chief executive officer from March 20, 2006 to January 19, 2007.

(11)
Includes 5,397,711 shares of common stock held by funds managed by Rho Ventures. See Note 4 above.

(12)
Includes 3,239,598 shares of common stock held by funds managed by HealthCare Ventures, L.L.C. See Note 3 above.

(13)
Consists of 4,989,024 shares of common stock held by Invus Public Equities, L.P. See Note 5 above.

PROPOSAL ONE—ELECTION OF DIRECTORS

        The persons named in the enclosed proxy card will vote to elect as directors the ten nominees named below, unless you indicate in your proxy that your shares should be withheld from one or more of the nominees. If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified below, each of whom is currently a member of our board of directors. Each director will be elected to hold office until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

        The number of directors of NitroMed is fixed at ten. The persons named as proxies cannot vote to elect as directors a greater number of directors than the ten directors named below. The nominees have indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

        Set forth below is the name and age of each member of our board of directors, his length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly held companies of which he serves as a director. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of February 28, 2007 appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

        No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Board Recommendation

        The board of directors recommends a vote "FOR" the election of each of the following nominees.

Nominees for Directors

Argeris N. Karabelas, Ph.D., age 54, became a director in 2002.

        Argeris N. Karabelas, Ph.D. has served as a member of our board of directors since January 2002 and as our chairman since August 2003. Dr. Karabelas served as our interim president and chief executive officer between March 2006 and January 2007. Since October 2001, he has been a partner in Care Capital LLC, a life sciences investment firm. From July 2000 to October 2001, Dr. Karabelas served as chairman of Novartis BioVentures Ltd., a private equity firm affiliated with Novartis Pharma A.G., a pharmaceutical company. Dr. Karabelas served as chief executive officer of worldwide pharmaceuticals for Novartis Pharma AG from December 1997 to July 2000. He is a member of the scientific advisory council of Massachusetts General Hospital and the visiting committee for health sciences and technology at the Massachusetts Institute of Technology. In addition, Dr. Karabelas serves as a director of Human Genome Sciences, Inc., SkyePharma plc., Renovo plc. and Vanda Pharmaceuticals Inc. Dr. Karabelas holds a B.S. in biochemistry from the University of New Hampshire and a Ph.D. in pharmacokinetics from the Massachusetts College of Pharmacy.

Kenneth M. Bate, age 56, became a director in 2007.

        Kenneth M. Bate has served as a member of our board of directors and as our president and chief executive officer since January 2007. From March 2006 to January 2007, Mr. Bate served as our chief financial officer, chief operating officer, treasurer and secretary. From January 2005 to March 2006, Mr. Bate was employed at JSB Partners, a firm which Mr. Bate co-founded that provides banking and advisory services to biopharmaceutical companies. From December 2002 to January 2005, Mr. Bate held the positions of executive vice president, head of commercial operations and chief financial officer at Millennium Pharmaceuticals, Inc., a life sciences company. From 1999 to 2002, Mr. Bate served as a partner at JSB Partners. From 1997 to 1999, Mr. Bate served as senior managing director and chief executive officer of MPM Capital, which provides banking and advisory services to biopharmaceutical companies. From 1990 to 1996, Mr. Bate served in the positions of vice president and chief financial officer and vice president, marketing and sales, at Biogen Idec Inc., a pharmaceutical company. Mr. Bate serves as a director of Coley Pharmaceutical Group, Inc. and Cubist Pharmaceuticals, Inc. Mr. Bate received his B.A. degree in chemistry from Williams College, and earned his M.B.A. from the Wharton School of the University of Pennsylvania.

Robert S. Cohen, age 64, became a director in 1997.

        Robert S. Cohen has served as a member of our board of directors since July 1997. Since June 2001, Mr. Cohen has served as a consultant to pharmaceutical and biotechnology companies. From October 1999 to May 2001, Mr. Cohen served as chief executive officer of Memory Pharmaceuticals Corp., a pharmaceutical company. From March 1997 to June 1999, Mr. Cohen served as president and chief executive officer of Shire Laboratories Inc., a drug delivery company. Mr. Cohen also served first as chief operating officer and then as chief executive officer of Pharmavene Inc., which subsequently merged with Shire Pharmaceutical Group, plc. Mr. Cohen holds a B.S. and an M.S. degree from Brooklyn College of Pharmacy of Long Island University and attended the Harvard Business School Advanced Management Program.

Frank L. Douglas, M.D., Ph.D., age 63, became a director in 2005.

        Frank L. Douglas, M.D., Ph.D. has served as a member of our board of directors since April 2005. Dr. Douglas has served since July 2005 as professor of the practice at the Sloan School of Management at the Massachusetts Institute of Technology, where he is also executive director of the Center for Biomedical Innovation. From February 2005 to June 2005, Dr. Douglas was an executive in residence at the Sloan School of Management. From January 2000 to October 2004, Dr. Douglas served as executive vice president and chief scientific officer of Aventis S.A., a developer of pharmaceuticals and human vaccines. From 1995 to 1999, Dr. Douglas served as executive vice president and head of global research and development at Hoechst Marion Roussel, a pharmaceuticals company that merged with Rhone Poulenc Rorer to form Aventis S.A. Dr. Douglas is a director of Gene Logic Inc., and also serves as chairman of the board of directors of privately held Alantos Pharmaceuticals Holding, Inc. Dr. Douglas also is a fellow of the High Blood Pressure Council, a member of the advisory board of the University of Frankfurt/Main, Germany and a member of the advisory board of the Institute of Basic and Biological Sciences at Johns Hopkins University. Dr. Douglas holds a Ph.D. in physical chemistry and an M.D. from Cornell University.

Zola Horovitz, Ph.D., age 72, became a director in 1997.

        Zola Horovitz, Ph.D. has served as a member of our board of directors since September 1997. Dr. Horovitz has served as a consultant to companies in the pharmaceutical and biotechnology industries since 1994. Prior to his retirement in 1994, Dr. Horovitz served as vice president, business development and planning for Bristol-Myers Squibb Company. Dr. Horovitz serves as a director of Avigen, Inc., BioCryst Pharmaceuticals, Inc., DOV Pharmaceutical, Inc., Genaera Corporation, GenVec, Inc.,

Immunicon Corporation and Palatin Technologies, Inc. Dr. Horovitz holds a Ph.D. in pharmacology, an M.S. in pharmacology and a B.S. in pharmacy from the University of Pittsburgh.

Mark Leschly, age 38, became a director in 1996.

        Mark Leschly has served as a member of our board of directors since September 1996. Since July 1999, Mr. Leschly has been a managing partner with Rho Capital Partners, an investment and venture capital management company. From July 1994 to July 1999, Mr. Leschly was first an associate and then a general partner of HealthCare Ventures, L.L.C., a venture capital management company. From September 1991 to June 1993, Mr. Leschly served as a consultant for McKinsey & Co., a management consulting company. In addition to serving as a director of Diversa Corporation, Tercica, Inc. and Senomyx, Inc., each biotechnology companies, Mr. Leschly is also a director of a number of privately held companies. Mr. Leschly holds a B.A. degree from Harvard University and an M.B.A. from the Stanford Graduate School of Business.

John W. Littlechild, age 55, became a director in 1999.

        John W. Littlechild has served as a member of our board of directors since June 1999. Mr. Littlechild previously served as our president from inception to May 1993 and as a director from May 1992 to December 1997. Since 1992, he has served as general partner of HealthCare Ventures, L.L.C., a venture capital management company. He currently serves on the executive committee of the board of fellows for Harvard Medical School, as well as on the science and technology committee and as chairman of the microbiology department advisory board. Mr. Littlechild also serves as a director of a number of privately held life sciences companies. Mr. Littlechild holds a B.Sc. from the University of Manchester in England and an M.B.A. from the Manchester Business School.

Joseph Loscalzo, M.D., Ph.D., age 55, became a director in 2004.

        Joseph Loscalzo, M.D., Ph.D. has served as a member of our board of directors since January 2004. Since July 2005, he has served as chairman of the Department of Medicine and physician-in-chief at Brigham and Women's Hospital and as chairman of the Department of Medicine at Harvard Medical School. From February 1997 to June 2005, he served as chairman of the Department of Medicine at Boston University. From 1994 to 1997, Dr. Loscalzo also served as chief of cardiology at Boston University School of Medicine. Dr. Loscalzo also served as the director of the Whitaker Cardiovascular Institute at Boston University School of Medicine from 1994 to 2005 and as physician-in-chief at the Boston Medical Center from 1997 to 2005. From 1984 to 1994, Dr. Loscalzo was a member of the faculty of Harvard University, where he rose to the rank of associate professor of medicine, and of the staff at Brigham and Women's Hospital, where he became the director of the Center for Research in Thrombolysis. Dr. Loscalzo holds an A.B., an M.D. and a Ph.D. in biochemistry from the University of Pennsylvania.

Davey S. Scoon, C.P.A., age 60, became a director in 2003.

        Davey S. Scoon has served as a member of our board of directors since November 2003. Since June 2005, Mr. Scoon has been principally enaged as non-executive chairman of the board of directors of Tufts Health Plan, where he has been a director since 1981. Mr. Scoon is a member of the board of directors of Advanced Magnetics, Inc. and is chairman of the board of trustees of Allianz Mutual Funds. He also serves as an adjunct instructor at Tufts University School of Medicine. From October 2003 to June 2005, Mr. Scoon was chief administrative and financial officer of Tom's of Maine, a company that manufactures natural care products. From November 2001 to June 2003, Mr. Scoon served as chief administrative and financial officer for Sun Life Financial, a financial services firm. From August 1999 to November 2001, Mr. Scoon served as vice president and chief financial officer for Sun Life Financial. From 1985 to 1999, Mr. Scoon was employed by Liberty Funds Group of Boston

(formerly Colonial Management) as executive vice president and chief operating officer. Mr. Scoon holds a B.A. from the University of Wisconsin and an M.B.A. from the Harvard Business School.

Christopher J. Sobecki, age 48, became a director in 2006.

         Christopher J. Sobecki has served as a member of our board of directors since May 2006. Since 1989, Mr. Sobecki has been employed at The Invus Group, LLC, a New York based private equity and investment management firm, where he currently serves as managing director. Mr. Sobecki is a member of the board of directors of Weight Watchers International, Inc. and also serves as a director of a number of privately held companies. Mr. Sobecki holds a B.S. in industrial engineering from Purdue University and an M.B.A. from the Harvard Business School.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that NitroMed is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. We have posted copies of the charters of our audit, compensation and nominating and corporate governance committees on the corporate governance section of our website, www.nitromed.com.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist our board of directors in the exercise of its duties and responsibilities and to serve the best interests of NitroMed and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors, provide that:

  •
  the principal responsibility of the board of directors is to oversee the management of the business and affairs of NitroMed;

  •
  a majority of the members of our board of directors shall be independent directors;

  •
  the non-employee directors shall meet regularly in executive session;

  •
  directors shall have full and free access to our officers and employees and, as necessary and appropriate, independent advisors;

  •
  all new directors participate in an orientation program and all directors are expected to maintain the necessary level of expertise to perform his or her responsibilities as a director; and

  •
  at least annually, the board of directors and its committees shall conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

        Under applicable Nasdaq Stock Market rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Robert S. Cohen, Frank L. Douglas, M.D., Ph.D., Zola Horovitz, Ph.D., Mark Leschly, John W. Littlechild, Davey S. Scoon or Christopher J. Sobecki has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board of directors.

        In considering whether to recommend any particular candidate for inclusion in the board of directors' slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting in writing their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Secretary, NitroMed, Inc., 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth under the heading "Stockholder Proposals."

        At the 2007 annual meeting, stockholders will be asked to consider the election of Christopher J. Sobecki and Kenneth M. Bate, who have been nominated for election by our stockholders as a director for the first time. Mr. Sobecki was elected by our board of directors as a new director in May 2006. Mr. Sobecki was originally proposed to our board of directors by members of our nominating and corporate governance committee. Mr. Bate was recommended by our nominating and corporate governance committee and elected to our board of directors as a new director in January 2007 in connection with his election as president and chief executive officer. The board of directors determined to include both Mr. Sobecki and Mr. Bate among its nominees for election at the 2007 annual meeting.

Board of Directors Meetings, Committees and Attendance

        The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of our company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, upon the recommendation of our nominating and corporate governance committee and subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

        Our board of directors met ten times during the fiscal year ended December 31, 2006, either in person or by teleconference. During 2006, each director, except for Dr. Loscalzo, attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by all committees on which he then served. Dr. Loscalzo attended 64% of the aggregate of the total number of board meetings and the total number of meetings held by all committees on which he then served during the fiscal year ended December 31, 2006. Dr. Loscalzo served as a member of the board's technology review committee and attended the only meeting of that committee which was held during 2006.

Annual Meeting of Stockholders

        We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. Six of our directors attended the 2006 annual meeting of stockholders in person.

Board Committees

        The board of directors has established three standing committees—audit, compensation and nominating and corporate governance—each of which operates under a charter that has been approved by our board of directors. A previously established committee, the technology review committee, met once during 2006 before our board decided to suspend its operations after we eliminated our discovery research group in connection with our March 2006 restructuring. Prior to its suspension, the technology review committee was comprised of Drs. Loscalzo (chair), Douglas and Horovitz.

        The board of directors has determined that all of the members of each of the board's three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Audit Committee

        The audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  coordinating the board of directors' oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  meeting independently with our independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by Securities and Exchange Commission rules (which is included on pages 13-14 of this proxy statement).

        The board of directors has determined that Mr. Scoon is an "audit committee financial expert" as defined by applicable SEC rules.

        The members of the audit committee are Mr. Scoon (Chairman), Mr. Cohen and Dr. Horovitz. The audit committee met five times in 2006.

Compensation Committee

        The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

  •
  determining the compensation of our chief executive officer;

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

  •
  reviewing and making recommendations to our board of directors regarding our incentive compensation plans and equity-based plans;

  •
  reviewing and making recommendations to our board with respect to director compensation;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included beginning on page 18 of this proxy statement; and

  •
  preparing the compensation committee report required by SEC rules, which is included on page 42 of this proxy statement.

        From January 1, 2006 through March 20, 2006, our compensation committee consisted of Mr. Leschly (chair), Dr. Karabelas and Mr. Cohen. In connection with Dr. Karabelas' election as our interim president and chief executive officer, our board of directors accepted Dr. Karabelas' resignation from the compensation committee and appointed Mr. Scoon as a new member. Each member of the compensation committee is or was an "independent director," as defined under Rule 4200(a)(15) of the Nasdaq Stock Market Marketplace Rules while he served as a member of our compensation committee. The compensation committee met eight times during 2006.

        The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading "Executive and Director Compensation Processes."

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  reviewing and making recommendations to the board with respect to management succession planning;

  •
  developing and recommending to the board corporate governance principles; and

  •
  overseeing an annual evaluation of the board.

        The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described above under the heading "Director Nomination Process."

        The members of the nominating and corporate governance committee are Mr. Littlechild (Chairman), Dr. Horovitz and Mr. Leschly. The nominating and corporate governance committee met ten times during 2006.

Executive and Director Compensation Processes

        The compensation committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for the company as a whole, each corporate department and each executive. Annual corporate goals are proposed by management and approved by the board of directors for the upcoming fiscal year. These corporate goals target the achievement of specific milestones in various areas, including our clinical, regulatory, and operational functions. Annual department and individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Department goals are proposed by each department head and approved by the chief executive officer. Individual goals are proposed by each executive and approved by the chief executive officer. The chief executive officer's goals are approved by the compensation committee. Annual salary increases, annual bonuses, and annual equity incentive awards granted to our executives are tied to the achievement of these corporate, department and individual performance goals.

        Our corporate governance guidelines provide that only directors who are not employees of our company or a subsidiary receive compensation for serving on the board. Changes in the form and amount of director compensation are determined by the full board, taking into consideration our policy that fees should be in a form and amount that is customary for comparable companies and that aligns the director's interests with the long-term interests of our stockholders. Our compensation committee periodically reviews and makes recommendations to our board with respect to director compensation.

Communicating with the Independent Directors

        The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of our board of directors (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the nominating and corporate governance committee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the nominating and corporate governance committee, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board of directors should address such communications in writing to the Board of Directors, c/o Secretary, NitroMed, Inc., 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421.

Code of Business Conduct and Ethics

        We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.nitromed.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2006 and has discussed these financial statements with our management and our independent registered public accounting firm. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. The audit committee is responsible for providing independent, objective oversight of NitroMed's accounting functions and internal controls.

        The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management regarding financial accounting and reporting matters and audit procedures.

        Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The audit committee has discussed with our independent registered public accounting firm their independence from our company.

        Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the audit committee recommended to the board of directors that the audited financial statements be included in our company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

        By the audit committee of the board of directors of NitroMed.

                      Davey S. Scoon (Chairman)
                      Robert S. Cohen
                      Zola Horovitz, Ph.D.

Independent Registered Public Accounting Firm Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us in each of the last two fiscal years for audit services and other services:

Fee Category	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$545,900	$447,700
Audit-Related Fees(2)	—	30,000
Tax Fees(3)	64,300	80,000
All Other Fees	—	—

Total Fees	$610,200	$557,700

(1)
Audit fees consist of fees for the audit of our annual financial statements, the audit of management's assessment of our internal control over financial reporting and the effectiveness of internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, accounting consultations necessary for the financial statements to comply with U.S. generally accepted accounting principles, and other professional services provided in connection with regulatory filings. In 2006, audit fees included services in connection with our registered direct public offering that we closed in January 2006.

(2)
Audit-related fees consist of fees for assurance and related services and consisted of specific internal control process reviews.

(3)
Tax fees consist of fees for tax compliance and tax consulting. Tax compliance and related services accounted for $16,200 of the total tax fees for 2006 and $15,500 of the total tax fees for 2005.

Pre-Approval Policies and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

        From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

TRANSACTIONS WITH RELATED PERSONS

        Pursuant to the terms of its charter and in accordance with the policies and procedures described below, our audit committee reviews all transactions with related persons on an ongoing basis, and all such transactions must be approved by the audit committee. Transactions with related persons are defined as those transactions which are required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. In 2006, our audit committee did not approve or ratify any transactions with related persons.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

        Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which NitroMed is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board's audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with NitroMed's best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

EXECUTIVE OFFICERS

        Our current executive officers, their respective ages and their positions are as follows:

Name	Age	Position
Kenneth M. Bate.	56	President, Chief Executive Officer and Director
Gerald W. Bruce	51	Senior Vice President, Commercial Operations
James G. Ham, III	57	Vice President, Chief Financial Officer, Secretary and Treasurer
William "B.J." Jones	43	Vice President, Marketing and Business Development
Jane A. Kramer	51	Vice President, Corporate Affairs
L. Gordon Letts, Ph.D.	59	Senior Vice President, Research and Development and Chief Scientific Officer
Manuel Worcel, M.D.	68	Chief Medical Officer

        Kenneth M. Bate. See Mr. Bate's biography on page 6 of this proxy statement.

        Gerald W. Bruce, age 51, has served as our senior vice president, commercial operations since January 2007. From April 2006 until January 2007, Mr. Bruce served as our senior vice president, sales, having previously served as our vice president, sales from January 2006 to April 2006. Prior to joining NitroMed, Mr. Bruce held various positions at Bristol-Myers Squibb, a pharmaceuticals and health care products company: from September 2005 to January 2006, he served as vice president of private sector strategy and accounts; from November 2001 to September 2005 he served as vice president of managed care accounts; and from 1998 to 2000, he served as vice president, central area, cardiovascular and metabolic sales. From 1983 to 1998, Mr. Bruce held various positions at Johnson & Johnson, a pharmaceutical, diagnostic, therapeutic, surgical, biotechnology and health care products company. Mr. Bruce is a graduate of Lincoln University in Pennsylvania, where he earned a B.A. in business administration.

        James G. Ham, III, age 57, has served as our vice president, chief financial officer, secretary and treasurer since January 2007. From September 2004 to January 2007, Mr. Ham served as our vice president, finance. From March 2003 to September 2004, Mr. Ham was employed as a consultant providing business development and financial controls support to companies in the biotechnology industry. From June 2001 to March 2003, Mr. Ham served as chief financial officer at Clearview Projects, a consulting firm providing business development and licensing support services to the biotech industry. From 1977 to 2001, Mr. Ham held various positions at Bristol-Myers Squibb Company, including positions with financial responsibility for Bristol-Myers Squibb's ethical pharmaceutical division, U.S. pharmaceutical division and operational planning for the Worldwide Pharmaceutical Group, and culminating in his service as vice president information technology—global business services from 1994 to 2001. Mr. Ham holds a B.S. from Villanova University and an M.B.A. from St. John's University.

        William "B.J." Jones, age 43, has served as our vice president, marketing and business development since January 2007, having previously served as our vice president, marketing from September 2004 to January 2007. From September 1992 to September 2004, Mr. Jones held various positions at Bristol-Myers Squibb Company, including as U.S. marketing director for Abilify®, an antipsychotic medication. During his tenure at Bristol-Myers Squibb Company, Mr. Jones has held various senior sales and marketing positions for the company's leading products, including Tequin®, an antibiotic treatment, and Excedrin, an over-the-counter headache medication. Mr. Jones earned a B.S. from the U.S. Air Force Academy, an M.S. in industrial engineering from Texas A&M University and an M.B.A from Stanford University Graduate School of Business.

        Jane A. Kramer, age 51, has served as our vice president, corporate affairs, since January 2007, having previously served as our vice president, corporate communications from September 2005 to January 2007. From July 2000 to September 2005, Ms. Kramer was vice president of public affairs at Berlex, the U.S. affiliate of Schering AG, a global specialty medicines company. From 1989 to 2000, Ms. Kramer was director of public policy at Bristol-Myers Squibb Company. From 1983 to 1989, Ms. Kramer served as general counsel and director of corporate communications of United Medical Corporation, a public health care company. Ms. Kramer received a B.A and a J.D. from Rutgers University and is admitted to practice law in New Jersey and Pennsylvania. Ms. Kramer is a trustee of the New England Health Care Institute.

        L. Gordon Letts, Ph.D., age 59, has served as our senior vice president, research and development and as our chief scientific officer since May 1997. From December 1993 to May 1997, Dr. Letts served as our vice president, research. From 1987 to 1993, he served as director of pharmacology at Boehringer Ingelheim Pharmaceuticals, a United States subsidiary of a German pharmaceuticals company. Dr. Letts holds a Ph.D. in pharmacology from Sydney University and a B.S. in pharmacology from Monash University.

        Manuel Worcel, M.D., age 68, has served as our chief medical officer since March 2007, having previously served as our medical and scientific advisor from January 2006 to March 2007. Dr. Worcel served as our chief medical officer from August 2003 until January 2006. Dr. Worcel also served as our president from September 1993 to August 2003, and as our chief executive officer and a director from July 1993 to August 1997. From 1989 to 1993, Dr. Worcel served as head of cardiovascular research and development at Ciba Geigy Corp., a pharmaceutical company. Dr. Worcel has served as a professor at the Institut de la Santé et de la Recherche Médicale in France and is currently a fellow of the hypertension council of the American Heart Association. Dr. Worcel holds an M.D. from the University of Buenos Aires.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to our executive officers. In addition, this section discusses the principles underlying our executive compensation policies and decisions and the factors relevant to an analysis of these policies and decisions.

        The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers on at least an annual basis.

Our Executive Officers

        Our current executive officers are: Kenneth M. Bate, president and chief executive officer; Gerald W. Bruce, senior vice president, commercial operations; James G. Ham, III, vice president, chief financial officer, secretary and treasurer; William "B.J." Jones, vice president, marketing and business development; Jane A. Kramer, vice president, corporate affairs; L. Gordon Letts, Ph.D., senior vice president, research and development and chief scientific officer; and Manuel Worcel, M.D., chief medical officer. Of these executive officers, Mr. Bate, Ms. Kramer and Dr. Letts are named executive officers for purposes of the executive compensation disclosure rules of the SEC.

        In the executive compensation tables below, pursuant to the requirements of the proxy disclosure rules, we also include information with respect to the following former officers of NitroMed: Argeris N. Karabelas, Ph.D., former interim president and chief executive officer; Michael D. Loberg, Ph.D., former president and chief executive officer; Lawrence E. Bloch, M.D., former chief financial officer, chief business officer, secretary and treasurer; and Michael Sabolinski, M.D., former senior vice president and chief medical officer.

Philosophy, Objectives and Process

        The primary objectives of the compensation committee with respect to executive compensation are to:

  •
  attract, motivate and retain the best possible executive talent;

  •
  ensure executive compensation is tied to our corporate strategies and the achievement of our business objectives;

  •
  promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

  •
  align executives' incentives with the creation of stockholder value.

        In order to achieve these objectives, the compensation committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies of similar size and stage of development in our industry and geographic area that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive's overall compensation to key strategic, financial and operational goals such as clinical trial progress, implementation of appropriate financing strategies, establishment of key strategic business relationships and growth of our customer base. We also provide a portion of our executive compensation in the form of equity incentive awards of our common stock that vest over time, which we believe helps us to retain our executives and aligns their interests with those of our stockholders by allowing those executives to participate in the longer-term success of our company, as reflected in stock price appreciation.

        We compete with many other companies for executive personnel. Accordingly, the compensation committee generally targets overall compensation for executives near the median of compensation paid to similarly situated executives. Variations to this general target may occur as dictated by the experience level of the individual executive as well as by market forces. In making compensation decisions, the compensation committee relies upon data provided by third party sources, including the Radford Biotechnology Surveys. The third-party data on which we rely compares companies of comparable size, market capitalization, stage of development and geographic presence. Although the compensation committee reviews the total compensation paid to each of our executive officers, we view each compensation element to be distinct.

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual cash incentive awards;

  •
  equity awards;

  •
  employee benefits, including retirement plans and health, dental and life insurance; and

  •
  severance and change in control benefits.

        We have no policy, formal or informal, regarding the allocation of compensation between long-term and short-term or between cash and non-cash. We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. However, we recognize that information regarding pay practices at other companies is useful both to ensure that our compensation practices are competitive in the marketplace and to assess the reasonableness of our compensation programs. Our compensation committee reviews information compiled from independent third-party sources and determines subjectively what the appropriate mix of compensation components should be.

  Base Salary

        Base salaries for our executive officers are established based on the scope of the executive's responsibilities and his or her prior relevant training, skills, knowledge and experience. In addition, our compensation committee considers salary data provided by third-party sources, as described above. We believe that our executives' base salaries should generally target the median range of salaries for executives with similar responsibilities in companies of comparable size and scope to us. Our compensation committee also evaluates each executive's base salary in reference to the other components of the executive's compensation to ensure that the executive's total compensation is in line with our overall compensation philosophy.

        Our executives' base salaries are generally set initially pursuant to the terms of an employment offer letter agreement that we enter into with each executive officer. Our compensation committee reviews the base salaries of our executives on at least an annual basis. If necessary, base salaries are adjusted by the compensation committee from time to time in order to reflect the promotion of an executive officer or to realign salaries with market levels, after taking into account such factors as individual performance, scope of responsibility and experience.

        In March 2006, the chairman of our board of directors, Argeris N. Karabelas, Ph.D., assumed responsibilities as interim chief executive officer and president upon the resignation of our then-chief executive and president, Michael D. Loberg, Ph.D. In May 2006, the independent members of our board of directors granted Dr. Karabelas an option to purchase 200,000 shares of our common stock at an exercise price equal to the fair market value on the date of grant in consideration for his agreement to forego the salary and bonus that he would have otherwise been entitled to receive pursuant to an employment offer letter that we had entered into with him in March 2006.

  Annual Cash Incentive Awards

        Our executive officers are each eligible to receive an annual cash incentive award. These discretionary annual cash incentive awards are intended to provide incentives and to compensate executives for the achievement of both individual performance objectives and company-wide strategic, operational and financial goals. The target amounts of these annual cash incentive awards are calculated as a percentage of the applicable executive's base salary, with higher ranked executives typically compensated at a higher target percentage of base salary. Individual performance objectives are based upon the particular area of expertise of the executive and the executive's performance in attaining those objectives. Our board of directors and management prepare and adopt company wide goals that are based upon the metrics within our internal business plan.

        The compensation committee works with the chief executive officer to develop corporate and individual goals that the committee believes can reasonably be achieved over the next year. The compensation committee reviews the company-wide goals and individual performance goals for each executive, the weighting of various goals for each executive and determines the formula used in determining potential bonus amounts based upon the achievement of those goals.

        The target award for each named executive officer as a percentage of base salary and the amounts earned for fiscal 2006 as a percentage of target level are as set forth below. For fiscal 2006, our compensation committee determined to generally pay all employees, including our named executive officers, annual cash incentive awards at 60% of target level. Of our named executive officers, the compensation committee determined to pay Michael Sabolinski at 66% of his target level in recognition of his efforts and achievements in fiscal year 2006.

Name	Cash Incentive Award Target Percentage of Base Salary	Cash Incentive Award Amount Paid for 2006 Service
Kenneth M. Bate	50%	$90,000
Jane A. Kramer	35%	$44,688
L. Gordon Letts, Ph.D.	35%	$56,746
Michael Sabolinski, M.D.	35%	$62,394

  Equity Awards

        Our equity incentive program is the primary vehicle we utilize to create long-term incentives for our executive officers. We believe that equity grants provide our executives with a direct, tangible link to our long-term performance and success. The vesting schedules for our equity awards complement our executive retention objectives by providing an incentive for our executive officers to remain in our employ for the duration of the vesting period. In addition, equity awards further align the interests of our executive officers and our stockholders. In determining the size of equity awards to our executive officers, the compensation committee considers third-party data related to executives in comparable positions, the executive's individual performance, the number of equity awards previously granted to the executive, the performance of our company and the recommendations of our management.

        Our compensation committee generally makes an initial equity award to new executives upon their hiring and then makes annual equity awards as part of our overall compensation program. These annual equity awards are typically granted to executives in conjunction with the review of the executive's individual performance and the achievement of company-wide objectives, which generally takes place at a meeting of the compensation committee held in the first quarter of each year. Additional equity awards may be made at meetings of the compensation committee throughout the year in connection with an executive's promotion or if the compensation committee determines that it is in our company's best interests to make an additional award to an individual or group of executive officers. All equity awards to executive officers are approved by our compensation committee. Compensation committee meetings at which equity awards are made are scheduled without regard to anticipated earnings of other major announcements. Our compensation committee reviews all components of an executive's compensation when determining annual equity awards to ensure that an executive's total compensation conforms to our overall philosophy and objectives. In addition, we do not have any equity ownership guidelines for our executive officers.

        Stock Option Awards.    Our equity awards have typically taken the form of grants of options to purchase shares of our common stock. Our compensation committee sets the exercise price of all stock options to equal the closing price of our common stock as reported on the Nasdaq Global Market on the date of grant of the stock option. Typically, the options our compensation committee grants to executive officers to purchase shares of our common stock vest in annual increments of 25% per year over the first four years of a ten-year option term. Vesting and exercise rights generally cease 90 days after the termination of an executive officer's employment, except in the case of death or disability. Prior to the exercise of an option, the holder of the option has no rights as a stockholder with respect to the shares of common stock subject to the option, including voting rights and the right to receive dividends or dividend equivalents.

        In March 2006, in connection with a restructuring of our company, our compensation committee granted our executive officers additional retention awards of stock options that vested in increments of 50% six months after the date of grant and 50% on the first anniversary of the date of grant. In January 2007, in connection with Argeris N. Karabelas' relinquishment of his responsibilities as interim chief executive officer and president, the independent members of our board of directors modified the terms of certain option grants previously made to Dr. Karabelas in order to extend the term of exerciseability of the vested portion of the options from three months following the cessation of Dr. Karabelas' employment to five years following the cessation of employment. The independent directors took this action in recognition of Dr. Karabelas' past service and contributions to the company.

        Restricted Stock Awards.    Our compensation committee has not generally granted restricted stock awards to our executive officers. However, in March 2007, our compensation committee granted awards of restricted common stock to key employees and executive officers. These restricted stock awards are intended to help retain our employees, including our executive officers, by providing an opportunity for substantial capital appreciation and more predictable long-term incentive value.

        Pursuant to the terms and conditions of each restricted stock award, the restricted shares will vest on the following schedule: 25% of the restricted shares will vest on the date that is six months after the grant date; 25% of the restricted shares will vest on the first anniversary of the grant date; and 50% of the restricted shares will vest on the second anniversary of the grant date. Upon a change in control of our company or upon the termination of the officer's employment without cause, all unvested restricted shares shall immediately vest in full. In the event that the executive officer ceases to be employed by us for any reason or no reason, except as described in the preceding sentence, all of the restricted shares that are unvested at the time of the termination of employment will be immediately and automatically forfeited to us, without the payment of any consideration to the executive officer.

  Benefits and Other Compensation

        We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and participation in a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. With respect to our 401(k) plan, we match employee contributions with shares of our common stock, subject to certain limitations and vesting rules.

        In March 2006, the independent members of our board approved, upon the recommendation of the compensation committee, cash retention bonuses in the amount of $25,000 to each of L. Gordon Letts, our senior vice president of research and development and chief scientific officer, and Michael Sabolinski, our then-chief medical officer.

        Pursuant to the terms of their offer letter agreements, we reimburse certain executive officers for expenses related to relocation to the Boston area, including for such items as moving household contents, buying and selling commissions and temporary housing. In addition, we provide certain executives with cost of living payments that are designed to assist those executives in their transition to the Boston area. In 2006, we reimbursed Jane A. Kramer, our vice president, corporate affairs, for relocation expenses in the amount of $50,000, plus applicable state and local taxes. In addition, we reimbursed Argeris N. Karabelas an aggregate amount of $40,000 for living expenses in 2006, representing a payment of $5,000 per month during his tenure as our then-interim president and chief executive officer in 2006.

        We also utilize cash signing bonuses when certain executives and senior non-executives join us. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment and/or to create additional incentive for an executive to join our company. In June 2006, in accordance with the terms of Kenneth M. Bate's March 2006 employment offer letter, we paid Mr. Bate a sign-on bonus in the amount of $50,000.

  Severance and Change in Control Benefits

        We have entered into retention agreements with our executive officers. In addition, we have established an executive severance benefit plan in which our executive officers participate. The terms of the executive severance benefit plan provide that officers must relinquish any severance benefits they would receive pursuant to their respective employment offer letters in order to participate in the plan. Pursuant to these arrangements, our executive officers are entitled to specified benefits in the event of a termination of their employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information regarding these benefits, as well as estimates of their value under various circumstances, under the caption, "Potential Payments Upon Termination or Change in Control" below.

        We have reviewed the practices of comparable companies, and believe that our severance and change in control benefits are generally in line with severance benefits provided to executives in comparable circumstances. We believe that providing these benefits assists us in competing for and retaining executive talent. Our retention agreements, which address what benefits an executive would receive in the event that his or her employment were terminated as a result of a change in control of our company, are structured on a "double trigger" basis. The "double trigger" structure means that a change in control of the company does not itself trigger the benefits offered under the agreement; rather, benefits are only paid if the executive's employment is terminated during a specified period after the change in control. We believe that a "double trigger" benefit maximizes shareholder value by preventing an unintended windfall to executives in the event of a "friendly" change in control, while also providing our executives with appropriate incentives to cooperate in negotiating any potential change in control transaction which they believe may result in the termination of their employment.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to our company. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        Beginning on January 1, 2006, we have accounted for stock-based payments in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), or SFAS 123R. To date, the adoption of SFAS 123R has not had a material impact on our executive compensation policies and practices.

Summary Compensation Table

        The table below sets forth the total compensation paid or accrued for the fiscal year ended December 31, 2006 to (i) all individuals serving as our principal executive officer during fiscal year 2006, (ii) all individuals serving as our principal financial officer during fiscal year 2006 and (ii) each of our three most highly compensated other executive officers who were serving as executive officers on December 31, 2006 and whose total annual compensation exceeded $100,000 for the year ended December 31, 2006. We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kenneth M. Bate(3)	2006	236,539	50,000	—	782,455	90,000	—	1,021	1,160,015
President and Chief Executive Officer (Former Chief Financial Officer and Chief Operating Officer)
Jane A. Kramer(4)	2006	212,800	—	—	332,993	44,688	—	85,486	675,967
Vice President, Corporate Affairs
L. Gordon Letts, Ph.D.(5)	2006	270,217	25,000	—	874,875	56,746	—	16,077	1,242,915
Senior Vice President, Research and Development and Chief Scientific Officer
Argeris N. Karabelas, Ph.D.(6)	2006	—	—	—	1,561,954	—	—	81,000	1,642,954
Former Interim President and Chief Executive Officer
Michael D. Loberg, Ph.D.(7)	2006	75,277	—	—	100,801	—	—	377,003	553,081
Former President and Chief Executive Officer
Lawrence E. Bloch, M.D.(8)	2006	58,278	—	—	—	—	—	225,468	283,746
Former Chief Financial Officer and Chief Business Officer
Michael Sabolinski, Ph.D.(9)	2006	270,105	25,000	—	535,986	62,394	—	15,547	909,032
Former Senior Vice President and Chief Medical Officer

(1)
The fair value amount for options has been determined using the Black-Scholes option pricing model and applying the principles outlined in SFAS 123R. The assumptions used to calculate the fair value pursuant to SFAS 123R are discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is on file with the SEC.

(2)
The amounts listed reflect cash incentive awards made in fiscal year 2007 with respect to performance measures achieved in fiscal year 2006.

(3)
Mr. Bate was appointed as our chief financial officer, chief operating officer, treasurer and secretary on March 20, 2006. On January 19, 2007, Mr. Bate was appointed as our president and chief executive officer and, in conjunction with his appointment, relinquished his previously held offices on that date. The amount listed under "Bonus" reflects a sign-on bonus paid to Mr. Bate pursuant to his March 2006 employment offer letter. The amount listed under "All Other Compensation" represents the payment of premiums with respect to group life insurance.

(4)
With respect to Ms. Kramer, the amount listed under "All Other Compensation" includes $14,945 paid with respect to health and dental benefits, $449 paid with respect to premiums on group life insurance, and $70,092 paid with respect to reimbursement of relocation expenses, including payment for state and federal taxes.

(5)
The amount listed under "Bonus" reflects a retention bonus paid to Dr. Letts in March 2006. The amount listed under "All Other Compensation" includes $14,945 paid with respect to health and dental benefits and $1,132 paid with respect to premiums on group life insurance.

(6)
Dr. Karabelas was appointed our interim president and chief executive officer on March 20, 2006 and relinquished his responsibilities on January 19, 2007. The amount listed under "All Other Compensation" includes $40,000 paid with respect to cost of living expenses and $41,000 paid with respect to service on our board of directors. Additional information regarding compensation earned by Dr. Karabelas for his service on our board is included under the headings "Compensation of Directors" and "Director Compensation Table" below. In consideration for an immediately and fully exerciseable grant of

  200,000 shares of our common stock in May 2006 at an exercise price of $4.12, Dr. Karabelas agreed to forego any salary and bonus to which he otherwise would have been entitled in 2006 pursuant the terms of his March 2006 employment offer letter.

(7)
Dr. Loberg ceased to serve as our president and chief executive officer on March 20, 2006. The amount listed under "All Other Compensation" includes $14,945 paid with respect to health and dental benefits, $730 paid with respect to premiums on group life insurance, and $361,328 paid with respect to severance. Pursuant to the terms of Dr. Loberg's June 2006 severance agreement, the terms of our June 17, 2003 option award to Dr. Loberg to purchase an aggregate of 100,000 shares of our common stock were amended as of Dr. Loberg's separation date to provide that, notwithstanding the cessation of Dr. Loberg's employment on March 20, 2006, the option vested as of the separation date with respect to the portion of the option to purchase 25,000 shares of our common stock that would have vested on June 17, 2006. Pursuant to the terms of his option agreements, Dr. Loberg forfeited any (i) unvested and (ii) vested but unexercised options at the conclusion of the 90 day period following his cessation of employment.

(8)
Dr. Bloch was appointed as our chief financial officer, chief business officer, treasurer and secretary in September 2004, and ceased to serve in those capacities on March 20, 2006. The amount listed under "All Other Compensation" includes $3,736 paid with respect to health and dental benefits, $275 paid with respect to premiums on group life insurance, and $221,457 paid with respect to severance. Pursuant to the terms of his option agreements, Dr. Bloch forfeited any (i) unvested and (ii) vested but unexercised options at the conclusion of the 90 day period following his cessation of employment.

(9)
Dr. Sabolinski relinquished his responsibilities as our chief medical officer on March 31, 2007. The amount listed under "Bonus" reflects a retention bonus paid to Dr. Sabolinski in March 2006. The amount listed under "All Other Compensation" includes $14,945 paid with respect to health and dental benefits and $602 paid with respect to premiums on group life insurance.

Employment Agreements

        We have entered into employment offer letters with our named executive officers, which are described below. In 2006, we established an executive severance benefit plan, which specifies the benefits that designated officers will receive in the event that their employment is terminated. The terms of the executive severance benefit plan specify that, as a condition to participation in the plan, executive officers must relinquish any severance benefits they would have received pursuant to their respective employment offer letters. Also in 2006, we entered into agreements with our executive officers that specify the benefits that each executive officer will receive in the event that the executive officer's employment is terminated following a change in control. See "Potential Payments Upon Termination or Change in Control" below for additional information regarding both the executive severance benefit plan and the change in control agreements.

  Kenneth M. Bate

        In March 2006, we entered into an employment offer letter with Kenneth M. Bate, pursuant to which Mr. Bate became our chief financial officer, chief operating officer, treasurer and secretary. Pursuant to the terms of the offer letter, we agreed to pay Mr. Bate an annual base salary of $300,000, subject to adjustments thereafter as determined by our board. The offer letter specified that Mr. Bate would be entitled to a sign-on bonus of $50,000 if he remained an employee on June 30, 2006. In addition, the offer letter provided that, should our compensation committee approve an annual incentive award for fiscal year 2006, Mr. Bate would be eligible for a discretionary award of up to 50% of his annualized base salary. Pursuant to the terms of the offer letter, our independent directors granted Mr. Bate an option to purchase 500,000 shares of our common stock pursuant to the terms of our amended and restated 2003 stock incentive plan, which we refer to as our 2003 stock incentive plan. Of this option, 180,000 shares vested in equal installments of 15,000 shares during each month of the first 12 months of Mr. Bate's employment, and 320,000 shares vest in equal installments of 8,889 shares during each month of the 36 months following the first anniversary of Mr. Bate's employment, subject to his continued employment with NitroMed (except in the final month, in which the installment is 8,885 shares). The exercise price of the option is equal to $7.83 per share. Pursuant to the terms of the offer letter, all unvested shares of the 180,000 share portion of the option vest and become immediately exercisable in full in the event of a change of control occurring within the first

12 months of employment, and all unvested shares of the 320,000 share portion of the option vest and become immediately exercisable in full in the event of a change of control occurring after the first 12 months of employment.

        In January 2007, we entered into a new employment offer letter with Mr. Bate, pursuant to which he became our president and chief executive officer. The agreement specifies that Mr. Bate's employment by us will be at-will and supersedes any and all prior or contemporaneous agreements relating to Mr. Bate's employment us, including without limitation the terms of the foregoing March 2006 offer letter. The terms of the offer letter provide that we will pay Mr. Bate an annual base salary of $385,000, subject to adjustments as may be determined by our board. In addition, the offer letter provides that Mr. Bate may be eligible for a discretionary award of up to 50% of his annualized base salary. Our compensation committee will determine the annual bonus award based on both individual and corporate performance. In accordance with the terms of the offer letter, our independent directors granted Mr. Bate an option to purchase 500,000 shares of our common stock at an exercise price equal to $2.65 per share, which vests and becomes exercisable over four years in equal annual installments, subject to Mr. Bate's continued employment.

        In January 2007, we also entered into a retention agreement with Mr. Bate, pursuant to which Mr. Bate will receive severance benefits in the event that Mr. Bate's employment is terminated under certain circumstances in connection with or subsequent to a change in control of our company. The retention agreement provides that, in the event a change in control of NitroMed occurs during the term of the agreement and Mr. Bate's employment is terminated within 12 months of the change in control date without cause by NitroMed or for good reason by Mr. Bate, then:

  •
  100% of the then outstanding and unexercisable options to purchase shares of our common stock held by Mr. Bate will become immediately exercisable in full (except with respect to the grant of options to purchase 500,000 shares of our common stock made to Mr. Bate on March 20, 2006, which will become immediately exercisable as to a portion of the shares in the event of a change of control on or before March 20, 2007 and will become immediately exercisable in full as to the remainder of the shares in the event of a change of control after March 20, 2007);

  •
  Mr. Bate will receive in a lump sum in cash within 30 days of the date of termination (i) his base salary through the date of termination, (ii) any deferred but unpaid compensation, (iii) any accrued vacation pay, (iv) a severance payment amount equal to 1.0 multiplied by Mr. Bate's highest annual base salary during the two-year period prior to the change in control date, referred to as the highest base salary, and (v) an amount equal to the then-current annual bonus target percentage for Mr. Bate at the date of termination, as established by our board or compensation committee, multiplied by the highest base salary;

  •
  Mr. Bate will be entitled to the continuation of benefits for a period of 12 months after the date of termination; and

  •
  Mr. Bate will be entitled to receive any other benefits not previously paid or provided that we are required to pay or provide, or of which Mr. Bate is eligible.

In the event that, within 12 months following the change in control date, Mr. Bate voluntarily terminates his employment with NitroMed, his employment is terminated by reason of his death or disability, or we terminate his employment for cause, Mr. Bate will receive in a lump sum within 30 days after the date of termination Mr. Bate's base salary through that date, any deferred but unpaid compensation, any accrued vacation pay (other than with respect to a termination for cause) and any other benefits not previously paid or provided that we are required to pay or provide, or of which Mr. Bate is eligible.

        In January 2007, we also entered into a severance agreement with Mr. Bate, pursuant to which Mr. Bate is deemed a participant under our executive severance benefit plan and is eligible to receive the benefits set forth in the plan that are afforded to employees designated at the level of senior vice president or higher, as specified below under the heading "Potential Payments Upon Termination or Change in Control—Executive Severance Benefit Plan."

  Jane A. Kramer

        In August 2005, we entered into an employment offer letter with Jane A. Kramer, pursuant to which Ms. Kramer became our vice president of corporate communications. Pursuant to the terms of the offer letter, we agreed to pay Ms. Kramer an annual base salary of $210,000, subject to adjustments thereafter as determined by our board. The offer letter specified that Ms. Kramer would be entitled to a sign-on bonus of $40,000 in lieu of an annual performance bonus for fiscal year 2005. In addition, the offer letter provided that, should our compensation committee approve an annual bonus beginning in fiscal year 2006, Ms. Kramer would be eligible for a discretionary award target of 23% of her annualized base salary. The offer letter also provided that we would reimburse Ms. Kramer up to a sum of $40,000 to defray the expenses associated with relocating to Massachusetts. Pursuant to the terms of the offer letter, Ms. Kramer was granted an option to purchase 42,000 shares of our common stock at an exercise price equal to $19.30 per share, which vests and becomes exercisable over four years in equal annual installments, subject to Ms. Kramer's continued employment.

  L. Gordon Letts, Ph.D.

        In November 1993, we entered into an employment offer letter with L. Gordon Letts, Ph.D., as modified by a letter agreement dated April 5, 2006, pursuant to which Dr. Letts became our vice president of research. Pursuant to the terms of the offer letter, we agreed to pay Dr. Letts an annual base salary of $150,000. The offer letter provided that Dr. Letts would be eligible for a discretionary award of 20% of his annual base salary. Pursuant to the terms of the offer letter, Dr. Letts was granted an option to purchase 125,000 shares of our common stock at an exercise price to be determined by our board, which vested and became exercisable over four years in equal annual installments.

  Argeris N. Karabelas, Ph.D.

        In January 2007, Argeris N. Karabelas, Ph.D., relinquished his responsibilities as our interim president and chief executive officer. In connection with Dr. Karabelas' relinquishment of his responsibilities, the independent members of our board modified the terms of certain option grants made to Dr. Karabelas in March and May 2006 (described below) in order to extend the term of exerciseability of the vested portion of the options from three months following the cessation of Dr. Karabelas' employment to five years following the cessation of employment.

        In March 2006, we entered into an employment offer letter with Dr. Karabelas in connection with his appointment as our interim president and chief executive officer. The terms of Dr. Karabelas' offer letter specified that Dr. Karabelas would be paid an annual base salary of $361,000, subject to adjustments thereafter as determined by our board. In addition, the offer letter provided that, should our compensation committee approve an annual bonus for fiscal year 2006, Dr. Karabelas would be eligible for a discretionary award of up to 50% of his annualized base salary. Pursuant to the terms of the offer letter, our independent directors granted Dr. Karabelas an option to purchase 225,000 shares of our common stock pursuant to the terms of our 2003 stock incentive plan. The option vested in 12 equal monthly installments beginning on the first month anniversary of the grant date, subject to Dr. Karabelas' continued employment, with an exercise price equal to $7.83 per share. The terms of the offer letter provided that all unvested shares would vest and become immediately exercisable in full in the event of a change of control of our company.

        In May 2006, in consideration for Dr. Karabelas' agreement to forego the salary and bonus to which he otherwise would have been entitled pursuant to his employment offer letter, our independent directors granted Dr. Karabelas an option to purchase 200,000 shares of our common stock at an exercise price equal to $4.12 per share. This option vested and became exercisable immediately upon grant.

  Michael D. Loberg, Ph.D.

        In March 2006, Michael D. Loberg, Ph.D. ceased to serve as our president and chief executive officer. In June 2006, we entered into a separation letter agreement with Dr. Loberg, pursuant to which Dr. Loberg received severance consideration equal to his annual salary in effect on his separation date of $361,328, less all applicable state and federal taxes, which was paid in bi-monthly increments beginning on March 31, 2006 and ending on December 31, 2006. The terms of Dr. Loberg's separation agreement provided that, in connection with our June 17, 2003 grant to Dr. Loberg of an option to purchase an aggregate of 100,000 shares of our common stock, the terms of the option agreement were amended as of Dr. Loberg's separation date to provide that, notwithstanding the cessation of Dr. Loberg's employment on March 20, 2006, the option vested as of the separation date with respect to the option to purchase 25,000 shares of our common stock that would have vested on June 17, 2006. In addition, for a period of 12 months after Dr. Loberg's separation date, we agreed to reimburse Dr. Loberg for, or pay on his behalf, the share of the premium costs and associated administrative fees for the group medical insurance coverage that we pay for active and similarly-situated employees who receive the same type of coverage.

  Lawrence E. Bloch, M.D.

        In March 2006, Lawrence E. Bloch, M.D. ceased to serve as our chief financial officer, chief business officer, treasurer and secretary. Pursuant to the terms of his August 2004 employment offer letter, we paid Dr. Bloch his base salary for a period of 12 months following his separation from our company on March 20, 2006.

  Michael Sabolinski, M.D.

        Michael Sabolinski ceased to serve as our chief medical officer on March 31, 2007. In November 2002, we entered into employment offer letter with Dr. Sabolinski, as modified by a letter agreement dated April 24, 2006, pursuant to which he became our senior vice president, clinical development and regulatory affairs. Pursuant to the terms of the offer letter, we agreed to pay Dr. Sabolinski an annual base salary of $225,000. The offer letter provided that Dr. Sabolinski would be eligible for a discretionary award of 22.5% of his annual base salary. Pursuant to the terms of the offer letter, Dr. Sabolinski was granted an option to purchase 100,000 shares of our common stock at an exercise price to be determined by our board, which vested and became exercisable over four years in equal annual installments.

Grants of Plan-Based Awards

        The following table sets forth certain information concerning grants of awards pursuant to plans made to our named executive officers during the fiscal year ended December 31, 2006.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
											Exercise or Base Price of Option Awards ($)(3)
Name	Grant Date(1)		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Kenneth M. Bate	— 03/20/2006	(5)	— —	150,000 —	— —	— —	— —	— —	— —	— 500,000	— 7.83	— 2,650,000
Jane A. Kramer	— 01/19/2006 03/30/2006 08/16/2006 10/12/2006	(6)	— — — — —	74,480 — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— 3,822 43,000 40,000 35,000	— 12.02 8.06 2.84 2.17	— 30,996 235,640 72,000 54,950
L. Gordon Letts, Ph.D.	— 01/19/2006 03/30/2006 08/16/2006 10/12/2006	(6)	— — — — —	94,576 — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— 34,400 43,000 40,000 35,000	— 12.02 8.06 2.84 2.17	— 278,984 235,640 72,000 54,950
Argeris N. Karabelas, Ph.D.	03/20/2006 05/17/2006	(7) (8)	— —	— —	— —	— —	— —	— —	— —	225,000 200,000	7.83 4.12	1,192,500 522,000
Michael D. Loberg, Ph.D.	01/19/2006		—	—	—	—	—	—	—	93,600	12.02	759,096
Lawrence E. Bloch, M.D.	01/19/2006		—	—	—	—	—	—	—	34,400	12.02	278,984
Michael Sabolinski, M.D.	— 01/19/2006 03/30/2006 08/16/2006 10/12/2006	(6)	— — — — —	94,537 — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— — — — —	— 55,900 43,000 40,000 35,000	— 12.02 8.06 2.84 2.17	— 453,349 235,640 72,000 54,950

(1)
Unless otherwise noted in this table, all outstanding option grants were granted under the amended and restated 2003 stock incentive plan, have a 10 year term and vest and become exercisable in equal annual installments on the first, second, third and fourth anniversaries of the date of grant, subject to such named executive officer's continued service.

(2)
These amounts reflect the incentive awards that would have been paid for 2006 performance if such awards had been made at each named executive's target percentage of annual base salary. In 2006, Mr. Bate's target percentage was 50% of annual base salary and the target percentage for each of Ms. Kramer, Dr. Letts and Dr. Sabolinski was 35% of annual base salary.

(3)
The exercise prices of the option grants listed in this column reflect the closing price of our common stock on the Nasdaq Global Market on the date of grant.

(4)
These values reflect the grant date fair value using the Black-Scholes option pricing model and applying the principles outlined in SFAS 123R. The assumptions used to calculate the fair value pursuant to SFAS 123R are discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is on file with the SEC.

(5)
180,000 shares of this option vest and become exercisable in twelve equal monthly installments beginning on the date that is one month following the date of grant; 320,000 shares of this option vest and become exercisable in 36 equal monthly installments beginning on the first anniversary of the date of grant and continuing for the next 36 months.

(6)
This option vests and becomes exercisable in two equal installments on the date that is six months following the date of grant and the first anniversary of the date of grant.

(7)
This option vests and becomes exercisable in twelve equal monthly installments beginning on the date that is one month following the date of grant.

(8)
This option vested and became immediately exercisable upon grant.

Outstanding Equity Awards at 2006 Fiscal Year End

        The following table sets forth certain information concerning outstanding equity awards held by each named executive officer as of December 31, 2006.

							STOCK AWARDS
	OPTION AWARDS(1)								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kenneth M. Bate	135,000	365,000	—	7.83	03/20/2016	(2)	—	—	—	—
Jane A. Kramer	10,500 0 21,500 0 0	31,500 3,822 21,500 40,000 35,000	— — — — —	19.30 12.02 8.06 2.84 2.17	09/01/2015 01/19/2016 03/30/2016 08/16/2016 10/12/2016	(3)	— — — — —	— — — — —	— — — — —	— — — — —
L. Gordon Letts, Ph.D.	3,465 24,660 65,000 41,250 56,250	0 0 0 13,750 18,750	— — — — —	1.30 2.00 2.00 2.00 7.98	06/16/2009 01/30/2011 03/12/2012 06/17/2013 12/01/2013		— — — — —	— — — — —	— — — — —	— — — — —
	12,500 31,250 21,250 0 21,500 0 0	12,500 31,250 63,750 34,400 21,500 40,000 35,000	— — — — — — —	7.55 10.21 14.99 12.02 8.06 2.84 2.17	05/18/2014 07/19/2014 05/16/2015 01/19/2016 03/30/2016 08/16/2016 10/12/2016	(3)	— — — — — — —	— — — — — — —	— — — — — — —	— — — — — — —
Argeris N. Karabelas, Ph.D.	12,500 5,000 5,000 15,000 168,750 200,000	0 0 5,000 0 56,250 0	— — — — — —	2.00 2.00 6.95 14.99 7.83 4.12	01/15/2012 11/19/2012 06/14/2014 05/16/2015 03/20/2016 05/17/2016	(4) (5) (6)	— — — — — —	— — — — — —	— — — — — —	— — — — — —
Michael D. Loberg, Ph.D	—	—	—	—	—		—	—	—	—
Lawrence E. Bloch, M.D	—	—	—	—	—		—	—	—	—
Michael Sabolinski, M.D	50,000 2,500 18,750 2,500 8,750 0 21,500 0 0	0 1,250 6,250 2,500 26,250 55,900 21,500 40,000 35,000	— — — — — — — — —	2.00 2.00 7.98 7.55 14.99 12.02 8.06 2.84 2.17	11/21/2012 06/17/2013 12/01/2013 05/18/2014 05/16/2015 01/19/2016 03/30/2016 08/16/2016 10/12/2016	(3)	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —	— — — — — — — — —

(1)
Unless otherwise noted in this table, all outstanding option grants have a 10 year term and vest and become exercisable in equal annual installments on the first, second, third and fourth anniversaries of the date of grant, subject to such named executive officer's continued service.

(2)
180,000 shares of this option vest and become exercisable in twelve equal monthly installments beginning on the date that is one month following the date of grant; 320,000 shares of this option vest and become exercisable in 36 equal monthly installments beginning on the first anniversary of the date of grant and continuing for the next 36 months.

(3)
This option vests and becomes exercisable in two equal installments on the date that is six months following the date of grant and the first anniversary of the date of grant.

(4)
This option vested and became exercisable on the first anniversary of the date of grant.

(5)
This option vests and becomes exercisable in twelve equal monthly installments beginning on the date that is one month following the date of grant.

(6)
This option vested and became immediately exercisable upon grant.

Option Exercises and Stock Vested in Fiscal Year 2006

        The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2006 by our named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Stock Awards Value Realized on Vesting($)
Kenneth M. Bate	—	—	—	—
Jane A. Kramer	—	—	—	—
L. Gordon Letts, Ph.D.	—	—	—	—
Argeris N. Karabelas, Ph.D.	—	—	—	—
Michael D. Loberg, Ph.D.	330,000	1,285,970	—	—
Lawrence E. Bloch, M.D.	—	—	—	—
Michael Sabolinski, M.D.	—	—	—	—

(1)
Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

Potential Payments Upon Termination or Change in Control

        We have previously entered into employment offer letters with our named executive officers, which are summarized under the heading "Summary Compensation Table—Employment Agreements."

Executive Severance Benefit Plan

        In March 2006, our board, acting upon the recommendation of the compensation committee, approved and adopted an executive severance benefit plan for the benefit of our officers. The plan was amended in August 2006 to increase the benefits available to officers who have been designated at level of vice president by our board or by the compensation committee.

        The benefit plan provides severance benefits to those officers designated as participants under the plan by our board or the compensation committee who are terminated on or after March 30, 2006 and prior to the termination of the plan. Our board has determined that all of our senior vice presidents and vice presidents shall be designated as participants under the plan, except as specifically provided in the plan. An officer shall not be eligible to receive benefits under the plan if, among other things, he or she is eligible to receive severance pursuant to a severance provision contained in an individual offer letter and has not agreed that the terms of the plan will supersede such offer letter. In that event, any severance provision contained in the officer's offer letter would remain in effect.

        The severance benefits provided under the benefit plan to eligible participants who are terminated without cause consist of:

Key Plan Elements	Senior Vice President and Above	Vice President
Severance	Salary continuation for a period of one year at base rate of pay.
Salary continuation for a period of six months at base rate of pay; if the executive remains unemployed throughout and at the conclusion of the initial six month period, the executive shall receive an additional six month period of salary continuation. However, if at any time during such additional six month period the executive becomes reemployed with another employer, the benefits shall terminate immediately.
Benefit Continuation
Contributions to the cost of COBRA (Consolidated Omnibus Budget Reconciliation Act) coverage on the same basis as our contribution to our health and dental insurance coverage immediately before the the executive's termination for a period of one year, provided that if the employee secures new employment, the continued contributions shall end when the new employment begins.
Contributions to the cost of COBRA (Consolidated Omnibus Budget Reconciliation Act) coverage on same basis as our contribution to our health and dental insurance coverage immediately before the termination for a period of six months, provided that if the employee secures new employment, the continued contributions shall end when the new employment begins. If the executive remains unemployed throughout and at the conclusion of the initial six-month period, the executive shall receive an additional six month period of salary continuation. However, if at any time during such additional six month period the executive becomes reemployed with another employer, the benefits shall terminate immediately.

        All severance and benefits are subject to the executive officer signing a severance agreement that includes a release and waiver of any claims the executive may have against our company.

        An executive is not eligible to receive the severance payment if he or she (i) voluntarily terminates his or her employment; (ii) retires; (iii) refuses to accept another position offered by our company of a comparable or higher base salary that is located within 50 miles of the facility where the executive performed his or her principal duties; (iv) is terminated for cause; (v) is eligible to receive severance pursuant to a severance provision contained in an individual offer letter and has not agreed that the terms of the plan shall supersede that provision; or (vi) is terminated under circumstances governed by his or her individual written change-of-control agreement.

Change in Control Agreements

        We have entered into agreements with our officers that provide each officer with severance benefits in the event that the officer's employment is terminated under certain circumstances in connection with or subsequent to a change in control of our company.

        In the event that a change in control of our company occurs during the term of the agreement, and the officer's employment is terminated within 12 months of such change in control date without cause or for good reason by the officer, then the officer shall receive the benefits outlined below:

Key Agreement Elements	Senior Vice President and Higher	Vice President
Term
The term commences as of the effective date of the agreement and continues through December 31, 2008; provided that commencing on January 1, 2009 and each January 1 thereafter, the term of the agreements will be automatically extended for additional one-year periods unless the company gives 90 days prior written notice to the officer that the term will not be extended.
The term commences as of the effective date of the agreement and continues through December 31, 2008; provided that commencing on January 1, 2009 and each January 1 thereafter, the term of the agreements will be automatically extended for additional one-year periods unless the company gives 90 days prior written notice to the officer that the term will not be extended.

Severance
A lump sum cash payment representing the officer's base salary through the date of termination, any deferred but unpaid compensation, any accrued vacation pay and a severance payment amount equal to 1.0 multiplied by the executive's highest annual base salary during the two-year period prior to the change in control date.
A lump sum in cash within 30 days of the date of termination representing the officer's base salary through the date of termination, any deferred but unpaid compensation, any accrued vacation pay and a severance payment amount equal to 0.5 multiplied by the executive's highest annual base salary during the two-year period prior to the change in control date; provided that if the officer remains unemployed throughout and at the conclusion of the six month period immediately following the date of termination, the company shall pay him or her in cash in advance on a monthly basis, for up to six months following the six-month anniversary of the date of termination, an amount equal to 1/12 of the officer's highest annual base salary during the two-year period prior to the change in control date. If at any time during the additional six month period the officer becomes reemployed with another employer in a comparable position, the salary continuation payments shall terminate immediately.
Benefit Continuation
Continuation of benefits for a period of 12 months after the date of termination (subject to offset if a subsequent employer offers benefits on terms at least as favorable as those offered by our company).
Continuation of benefits for a period of 12 months after the date of termination (subject to offset if a subsequent employer offers benefits on terms at least as favorable as those offered by our company).
Equity Vesting Acceleration	100% of the then outstanding and unexercisable options to purchase shares of our common stock will become immediately exercisable in full.	50% of the then outstanding and unexercisable options to purchase shares of our common stock will become immediately exercisable in full.

        Each agreement also provides that, if within 12 months following the change in control date (i) the officer voluntarily terminates his employment with the company, (ii) his or her employment is terminated by reason of the officer's death or disability or (iii) we terminate his or her employment for cause, (A) 100% (in the case of senior vice presidents and higher) or 50% (in the case of vice presidents) of the then outstanding and unexercisable options to purchase shares of our common stock held by the officer will become immediately exercisable in full and (B) the officer will receive in a lump sum within 30 days after the date of termination the officer's base salary through the date of termination, any deferred but unpaid compensation, any accrued vacation pay (other than with respect to a termination for cause) and any other benefits not previously paid or provided that the company is required to pay or provide, or of which the executive is eligible.

        Each agreement will expire upon the first to occur of:

  •
  the expiration of the term of the agreement, if the change in control date has not occurred during the term;

  •
  the termination of the officer's employment with our company prior to the change in control date;

  •
  the date that is 12 months after the change in control date, if the officer is still employed by the company on that date; or

  •
  the fulfillment by the company of certain of its obligations under the agreement if the officer's employment with the company terminates within 12 months following the change in control date.

        Each agreement provides that our company shall require any successor to all or substantially all of our business or assets to assume and agree to perform the agreement to the same extent that we would be required to perform it if no such succession had taken place.

        The following tables summarize quantitative disclosures for Jane A. Kramer, L. Gordon Letts, Ph.D. and Michael Sabolinski, M.D. regarding estimated payments and other benefits that would have been received by the named executive officer if his or her employment terminated as of the last business day of the year, December 29, 2006, under each of the circumstances set forth below. Argeris N. Karabelas, Ph.D. and Kenneth M. Bate were not deemed to be participants under the executive severance benefit plan in 2006, and we did not enter into a change in control agreement with either Dr. Karabelas or Mr. Bate in 2006. Accordingly, Ms. Kramer and Drs. Letts and Sabolinski were the only named executive officers employed by us on December 29, 2006 who were entitled to severance payments on that date upon termination of employment.

Payments to Jane A. Kramer Assuming a December 29, 2006 Termination

	Cash Severance
					Equity
			Incentive Award
	Base Salary(1)					Value of Accelerated Unvested Equity($)(2)
Circumstances of Termination					Value of Vested Equity($)		Benefits Continuation($)(3)
	Multiple	$	Multiple	$				Total($)
Termination by the company for cause, not following a change in control	—	—	—	—	—	—	—	—
Termination by the company without cause, not following a change in control	0.5 (up to 1.0)	212,800	—	—	—	—	14,945	227,745
Termination by the company without cause or by the executive officer with good reason within 12 months following a change in control	0.5 (up to 1.0)	212,800	—	—	—	4,900	14,945	232,645
Within 12 months following a change in control, (i) voluntary termination by officer; (ii) termination by reason of death or disability; or (iii) termination by the company for cause	—	—	—	—	—	4,900	—	4,900

(1)
Pursuant to the terms of our executive severance benefit plan, Ms. Kramer's salary would continue for six months following the termination of her employment without cause. Pursuant to a change in control agreement that we have entered into with Ms. Kramer, if Ms. Kramer's employment were terminated without cause within 12 months following a change in control, she would receive a severance payment equal to 0.5 multiplied by her highest annual base salary during the two-year period prior to the change in control date. Pursuant to the terms of both the executive severance plan and the change in control agreement, if Ms. Kramer remained unemployed at the conclusion of the initial six-month period, then she would receive an additional six-month period of salary continuation; provided that, if at anytime during the additional six months she became reemployed with another employer, the benefits would terminate immediately. The amount listed under base salary is calculated with the assumption that Ms. Kramer will receive the full twelve months of salary continuation to which she is potentially entitled under the executive severance benefit plan and the change in control agreement.

(2)
All unvested equity is assumed to have been accelerated as of December 29, 2006. The amount shown here represents the spread of the accelerated options assuming a fair market value of our common stock of $2.45 (representing the closing price of our common stock on the Nasdaq Global Market on December 29, 2006). Pursuant to the terms of a change in control agreement that we entered into with Ms. Kramer, in the event of a termination of her employment within 12 months following a change in control, she is entitled to the immediate accelerated vesting of 50% of her then-outstanding and unexercisable options.

(3)
Pursuant to the terms of our executive severance benefit plan and a change in control agreement that we entered into with Ms. Kramer, benefits are continued for so long as the executive is entitled to receive salary under the plan or the agreement, as the case may be. The benefit costs include the employer cost of health and dental insurance, less the executive's contribution amount.

Payments to L. Gordon Letts, Ph.D. Assuming a December 29, 2006 Termination

	Cash Severance
					Equity
			Incentive Award
	Base Salary(1)					Value of Accelerated Unvested Equity($)(3)
Circumstances of Termination					Value of Vested Equity($)(2)		Benefits Continuation($)(4)
	Multiple	$	Multiple	$				Total($)
Termination by the company for cause, not following a change in control	—	—	—	—	62,894	—	—	62,894
Termination by the company without cause, not following a change in control	1.0	270,218	—	—	62,894	—	14,945	348,057
Termination by the company without cause or by the executive officer with good reason within 12 months following a change in control	1.0	270,218	—	—	62,894	60,319	14,945	408,376
Within 12 months following a change in control, (i) voluntary termination by officer; (ii) termination by reason of death or disability; or (iii) termination by the company for cause	—	—	—	—	62,894	60,319	—	123,213

(1)
Pursuant to the terms of our executive severance benefit plan, Dr. Letts' salary would continue for twelve months following the termination of his employment without cause. Pursuant to a change in control agreement that we have entered into with Dr. Letts, if Dr. Letts' employment were terminated without cause within 12 months following a change in control, he would receive a severance payment equal to 1.0 multiplied by his highest annual base salary during the two-year period prior to the change in control date.

(2)
This amount represents the difference between the exercise price of the vested option and the closing price of our common stock on the Nasdaq Global Market on December 29, 2006 ($2.45).

(3)
All unvested equity is assumed to have been accelerated as of December 29, 2006. The amount shown here represents the spread of the accelerated options assuming a fair market value of our common stock of $2.45 (representing the closing price of our common stock on the Nasdaq Global Market on December 29, 2006). Pursuant to the terms of a change in control agreement we entered into with Dr. Letts, in the event of a termination of his employment within 12 months following a change in control, he is entitled to the immediate accelerated vesting of 100% of his then-outstanding and unexercisable options.

(4)
Pursuant to the terms of our executive severance benefit plan and a change in control agreement that we entered into with Dr. Letts, benefits are continued for so long as the executive is entitled to receive salary under the plan or the agreement, as the case may be. The benefit costs include the employer cost of health and dental insurance, less the executive's contribution amount.

Payments to Michael Sabolinski, M.D. Assuming a December 29, 2006 Termination

	Cash Severance
					Equity
			Incentive Award
	Base Salary(1)					Value of Accelerated Unvested Equity($)(3)
Circumstances of Termination					Value of Vested Equity($)(2)		Benefits Continuation($)(4)
	Multiple	$	Multiple	$				Total($)
Termination by the company for cause, not following a change in control	—	—	—	—	23,625	—	—	23,625
Termination by the company without cause, not following a change in control	1.0	270,105	—	—	23,625	—	14,945	308,675
Termination by the company without cause or by the executive officer with good reason within 12 months following a change in control	1.0	270,105	—	—	23,625	32,863	14,945	341,538
Within 12 months following a change in control, (i) voluntary termination by officer; (ii) termination by reason of death or disability; or (iii) termination by the company for cause	—	—	—	—	23,625	32,863	—	56,488

(1)
Pursuant to the terms of our executive severance benefit plan, Dr. Sabolinski's salary would continue for twelve months following the termination of his employment without cause. Pursuant to a change in control agreement that we have entered into with Dr. Sabolinski, if Dr. Sabolinski's employment were terminated without cause within 12 months following a change in control, he would receive a severance payment equal to 1.0 multiplied by his highest annual base salary during the two-year period prior to the change in control date.

(2)
This amount represents the difference between the exercise price of the vested option and the closing price of our common stock on the Nasdaq Global Market on December 29, 2006 ($2.45).

(3)
All unvested equity is assumed to have been accelerated as of December 29, 2006. The amount shown here represents the spread of the accelerated options assuming a fair market value of our common stock of $2.45 (representing the closing price of our common stock on the Nasdaq Global Market on December 29, 2006). Pursuant to the terms of a change in control agreement we entered into with Dr. Sabolinski, in the event of a termination of his employment within 12 months following a change in control, he is entitled to the immediate accelerated vesting of 100% of his then-outstanding and unexercisable options.

(4)
Pursuant to the terms of our executive severance benefit plan and a change in control agreement that we entered into with Dr. Sabolinski, benefits are continued for so long as the executive is entitled to receive salary under the plan or the agreement, as the case may be. The benefit costs include the employer cost of health and dental insurance, less the executive's contribution amount.

Compensation of Directors

        We compensate our directors for service on our board of directors in the amount of $6,000 per quarter. The chairman of our board of directors is compensated an additional $10,000 per year. In addition, members of the audit committee receive $2,000 per committee meeting, and members of the compensation committee and nominating and corporate governance committee receive $1,000 per committee meeting. The chairman of the audit committee receives an additional $7,500 per year. The chairman of the compensation committee and the chairman of the nominating and corporate governance committee each receive an additional $5,000 per year. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and its committees.

        Directors are also eligible to participate in our 2003 stock incentive plan. Our board of directors has established a program under which each non-employee director is eligible to receive an option to purchase 20,000 shares of our common stock upon his appointment to our board and also is eligible to receive an annual grant of an option to purchase 15,000 shares of our common stock at each year's annual meeting at which he serves as a director. Options granted upon a director's initial election to our board of directors vest in four equal annual installments beginning on the first anniversary of the grant date. Options granted upon a director's reelection at our annual meeting of stockholders vest in full on the first anniversary of the date of grant. Currently, each option terminates on the earlier of ten years from the date of grant or 90 days after the optionee ceases to serve as a director, except in the case of death or disability, in which event the option terminates one year from the date of the director's death or disability. The exercise price of these options equals the fair market value of our common stock on the date of grant. On May 17, 2006, the date of our 2006 annual meeting of stockholders, we granted each of Mr. Cohen, Dr. Douglas, Dr. Horovitz, Mr. Leschly, Mr. Littlechild, Dr. Loscalzo and Mr. Scoon, our non-employee directors at that time, options to purchase 15,000 shares of our common stock at an exercise price of $4.12 per share. Also on May 17, 2006, in recognition of his initial election to our board of directors, we granted Mr. Sobecki an option to purchase 20,000 shares of our common stock at an exercise price of $4.12 per share.

        The following table summarizes all compensation paid to or earned by our directors for fulfillment of their duties as directors in fiscal year 2006.

Director Compensation Table

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)
Argeris N. Karabelas, Ph.D.(2)	41,000	—	1,561,954	—	—	—	1,602,954
Michael D. Loberg, Ph.D.(3)	—	—	—	—	—	—	—
Robert S. Cohen(4)	45,000	—	97,669	—	—	—	142,669
Frank L. Douglas, M.D., Ph.D.(5)	25,000	—	(49,097)	—	—	—	(24,097)
Zola Horovitz, Ph.D.(6)	36,000	—	97,669	—	—	—	133,669
Mark Leschly(7)	41,000	—	97,669	—	—	—	138,669
John W. Littlechild(8)	30,000	—	97,669	—	—	—	127,669
Joseph Loscalzo, M.D., Ph.D.(9)	30,000	—	(208,381)	—	—	27,500	(150,881)
Davey S. Scoon(10)	45,500	—	119,785	—	—	—	165,285
Christopher J. Sobecki(11)	12,000	—	8,790	—	—	—	20,790

(1)
These values reflect grant date fair value using the Black-Scholes option pricing model and applying the principles outlined in SFAS 123R. For stock options granted to non-employees, we recognize compensation expense in accordance with the requirements of Emerging Issues Task Force No. 96-18, or EITF 96-18. The provisions of EITF 96-18 that are related to non-employee stock options utilize the Black-Scholes option pricing model to determine the fair value of these stock options at each reporting date. Two of our directors, Drs. Douglas and Loscalzo, have previously received options in connection with their service on our then-current Scientific Advisory Board for which we apply the provisions of EITF 96-18. The assumptions used to calculate the fair value pursuant to SFAS 123R and EITF 96-18 are discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is on file with the SEC.

(2)
In addition to cash compensation earned and paid in fiscal year 2006, the amount listed under "Fees Earned or Paid in Cash" with respect to Dr. Karabelas include $3,000 earned in 2005 but paid in 2006. The amount listed under "Option Awards" includes the grant fair value date of options Dr. Karabelas received pursuant to his appointment as our interim chief executive officer and his agreement to forego any salary or bonus payments to which he would otherwise have been entitled pursuant to the terms of his employment offer letter. Additional information regarding compensation earned by Dr. Karabelas in his capacity as our interim president and chief executive officer from March 2006 to January 2007 is included under the heading "—Summary Compensation Table" above.

(3)
In connection with his separation from our company in March 2006, Dr. Loberg resigned as a director. Additional information regarding compensation earned by Dr. Loberg in his capacity as our president and chief executive officer until his March 2006 separation is included under the heading "—Summary Compensation Table" above.

(4)
In addition to cash compensation earned and paid in fiscal year 2006, the amount listed under "Fees Earned or Paid in Cash" with respect to Mr. Cohen includes $3,000 earned in 2005 but paid in 2006 and $5,000 earned in 2006 but paid in 2007.

(5)
The amount listed under "Fees Earned or Paid in Cash" with respect to Dr. Douglas represents cash compensation earned and paid in fiscal year 2006. The amount listed under "Option Awards" with respect to Dr. Douglas includes a reversal of stock-based compensation expense for the year ended December 31, 2006 that NitroMed recognized with respect to options Dr. Douglas previously received in connection with his service on our then-current Scientific Advisory Board.

(6)
In addition to cash compensation earned and paid in fiscal year 2006, the amount listed under "Fees Earned or Paid in Cash" with respect to Dr. Horovitz includes $5,000 earned in 2006 but paid in 2007.

(7)
In addition to cash compensation earned and paid in fiscal year 2006, the amount listed under "Fees Earned or Paid in Cash" with respect to Mr. Leschly includes $3,000 earned in 2005 but paid in 2006 and $2,000 earned in 2006 but paid in 2007.

(8)
In addition to cash compensation earned and paid in fiscal year 2006, the amount listed under "Fees Earned or Paid in Cash" with respect to Mr. Littlechild includes $1,000 earned in 2006 but paid in 2007. Mr. Littlechild has returned payment with respect to $18,000 of the amount listed under "Fees Earned or Paid in Cash" that was earned in fiscal year 2006.

(9)
The amount listed under "Fees Earned or Paid in Cash" with respect to Dr. Loscalzo represents cash compensation earned and paid in fiscal year 2006. The amount listed under "Option Awards" with respect to Dr. Loscalzo includes a reversal of stock-based compensation expense for the year ended December 31, 2006 that NitroMed recognized with respect to options Dr. Loscalzo previously received in connection with his service on our then-current Scientific Advisory Board. The amount listed under "All Other Compensation" with respect to Dr. Loscalzo represents payments made to Dr. Loscalzo in 2006 for services rendered in 2005 for (i) consulting and (ii) participation on our then-active scientific advisory board.

(10)
In addition to cash compensation earned and paid in fiscal year 2006, the amount listed under "Fees Earned or Paid in Cash" with respect to Mr. Scoon includes $5,000 earned in 2006 but paid in 2007.

(11)
The amount listed under "Fees Earned or Paid in Cash" with respect to Mr. Sobecki represents cash compensation earned and paid in fiscal year 2006.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information as of December 31, 2006 about the securities authorized for issuance under our equity compensation plans, consisting of our 1993 equity incentive plan, our 2003 stock incentive plan and our 2003 employee stock purchase plan, as amended, which we refer to as the ESPP. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(2)(3)	4,935,930	$6.90	468,591
Equity compensation plans not approved by stockholders	—	—	—
Total	4,935,930	$6.90	468,591

(1)
Includes no shares of our common stock issuable under our 1993 equity incentive plan, 343,689 shares of our common stock issuable under our amended and restated 2003 stock incentive plan and 124,902 shares of our common stock issuable under our 2003 employee stock purchase plan, as amended.

(2)
In May 2005, our stockholders approved an amendment to the 2003 stock incentive plan which provided for an increase of shares authorized for issuance under the plan to 3,600,000, and the adoption of an "evergreen" provision that allows for an annual increase in the number of shares of our common stock available for issuance under the plan. The evergreen provision provides for an annual increase to be added on the first day of each fiscal year during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2013. The increase shall be equal to the lesser of (i) 1,400,000 shares of our common stock, (ii) 4% of the outstanding shares on that date or (iii) an amount determined by our board. Pursuant to the evergreen provision, in January 2006 the number of shares of common stock authorized for issuance under the 2003 stock incentive plan was increased by 1,219,679 shares, from 3,600,000 to 4,819,679.

(3)
In May 2006, our stockholders approved an amendment to the ESPP which provided for an increase of shares available for issuance under the ESPP to 150,000, and the adoption of an "evergreen" provision that allows for an annual increase in the number of shares of our common stock available for issuance under the ESPP. The evergreen provision provides for an annual increase to be added on the first day of each fiscal year during the period beginning in fiscal year 2007 and ending on the last day of fiscal year 2010. The increase shall be equal to (i) 150,000 shares of our common stock or (ii) a lesser amount determined by our board.

Compensation Committee Interlocks and Insider Participation

        From January 1, 2006 until March 20, 2006, the members of the compensation committee were Dr. Karabelas and Messrs. Cohen and Leschly. On March 20, 2006, in conjunction with his appointment as our interim president and chief executive officer, Dr. Karabelas resigned as a member of the compensation committee. Mr. Scoon was subsequently appointed to the compensation committee, and served for the remainder of the 2006 fiscal year. No member of the compensation committee was at any time during the fiscal year ended December 31, 2006, or formerly, an officer or employee of NitroMed or any subsidiary of NitroMed, nor has any member of the compensation committee had any relationship with NitroMed during the fiscal year ended December 31, 2006 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

        None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the compensation committee of NitroMed.

Report of the Compensation Committee

        The compensation committee has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with our company's management and, based on that review and discussion, the compensation committee recommended to our board of directors that the compensation discussion and analysis be included in this proxy statement.

        By the compensation committee of the board of directors of NitroMed.

                      Mark Leschly (Chairman)
                      Davey S. Scoon
                      Robert S. Cohen

PROPOSAL TWO—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Although stockholder ratification of the audit committee's appointment of Ernst & Young LLP is not required by law, our audit committee believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our audit committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

        The board of directors recommends a vote "FOR" the ratification of the selection of Ernst & Young LLP as NitroMed's independent registered public accounting firm for fiscal year ending December 31, 2007.

OTHER MATTERS

        Our board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Except as described below, and based solely on a review of our records and written representations by the persons required to file these reports, we believe that all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

        On February 15, 2006, Lawrence E. Bloch, M.D. filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 34,400 shares of our common stock at an exercise price of $12.02 per share granted on January 19, 2006.

        On February 15, 2006, Jane A. Kramer filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 3,822 shares of our common stock at an exercise price of $12.02 per share granted on January 19, 2006.

        On February 15, 2006, L. Gordon Letts, Ph.D. filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 34,400 shares of our common stock at an exercise price of $12.02 per share granted on January 19, 2006.

        On February 15, 2006, Michael D. Loberg, Ph.D. filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 93,600 shares of our common stock at an exercise price of $12.02 per share granted on January 19, 2006.

        On February 15, 2006, Mark Pavao filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 34,400 shares of our common stock at an exercise price of $12.02 per share granted on January 19, 2006.

        On February 15, 2006, Michael Sabolinski filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 55,900 shares of our common stock at an exercise price of $12.02 per share granted on January 19, 2006.

        On February 15, 2006, James G. Ham, III filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 26,500 shares of our common stock at an exercise price of $11.46 per share granted on January 30, 2006.

        On May 23, 2006, John W. Littlechild filed a Statement of Changes in Beneficial Ownership on Form 4 to report the grant of an option to purchase 15,000 shares of our common stock at an exercise price of $4.12 per share granted on May 17, 2006.

SOLICITATION OF PROXIES

        The cost of solicitation of proxies will be borne by NitroMed. In addition to the solicitation of proxies by mail, officers and employees of NitroMed may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses of sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

        Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and number of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

        In order to be included in proxy material for the 2008 annual meeting of stockholders, stockholders' written proposed resolutions must be received by us at our principal executive offices, 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421 no later than December 27, 2007. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our secretary.

        In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our secretary at our principal offices not less than 60 days nor more than 90 days prior to the annual meeting of stockholders. The date of our 2008 annual meeting of stockholders has not yet been established, but assuming it is held on May 24, 2008, in order to comply with the time periods set forth in our by-laws, appropriate notice for the 2008 annual meeting would need to be provided to our secretary no earlier than February 24, 2008 and no later than March 25, 2008.

By Order of the Board of Directors,

JAMES G. HAM, III Secretary
Lexington, Massachusetts April 25, 2007

        OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

NITROMED, INC. 45 HAYDEN AVENUE SUITE 3000 LEXINGTON, MA 02421	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NitroMed, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NITRO1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NITROMED, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSALS 1 AND 2.

			For All	Withhold All	For All Except
1.	To elect the following ten (10) nominees as Directors of the Company.					To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the
	NOMINEES					nominee(s) on the line below.
	(01) Argeris N. Karabelas, Ph.D.	(06) Mark Leschly	0	0	0
	(02) Kenneth M. Bate	(07) John W. Littlechild
	(03) Robert S. Cohen	(08) Joseph Loscalzo, M.D., Ph.D.
	(04) Frank L. Douglas, M.D., Ph.D.	(09) Davey S. Scoon
	(05) Zola Horovitz, Ph.D.	(10) Christopher J. Sobecki
		For	Against	Abstain
2.	To ratify the selection by the audit committee of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.	0	0	0

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Note:    Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

]For address changes and/or comments, please check this box and write them on the back where indicated. 0
	Yes	No
Please indicate if you plan to attend this meeting.	0	0

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF
NITROMED, INC.
 May 25, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __

PROXY
NITROMED, INC.
45 HAYDEN AVENUE
SUITE 3000
LEXINGTON, MASSACHUSETTS 02421
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2007

        The undersigned, revoking all prior proxies, hereby appoints Kenneth M. Bate and James G. Ham, III as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of NitroMed, Inc. (the "Company") held of record by the undersigned on April 4, 2007 at the 2007 Annual Meeting of Stockholders of NitroMed, Inc. to be held on Friday, May 25, 2007 at 1:00 p.m. local time and any adjournments thereof. The undersigned hereby directs Kenneth M. Bate and James G. Ham, III to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

        Address Changes/Comments:

__________________________________________________________________________________________

__________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)